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                                                                     Exhibit 5.1


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                                December 8, 1997

International Alliance Services, Inc.
10055 Sweet Valley Drive
Valley View, Ohio 44125

Ladies and Gentlemen:

     We have acted as counsel to International Alliance Services, Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (Registration No. 333-40331) (as amended, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (as amended from time to time, the "Securities Act"), for the registration of the sale from time to time of up to $125,000,000 aggregate amount of (i) debt securities of the Company ("Debt Securities"), consisting of debentures, notes, bonds and other unsecured evidences of indebtedness in one or more series, (ii) shares of common stock, par value $0.01 per share, of the Company ("Common Stock") and (iii) warrants to purchase Common Stock or Debt Securities ("Warrants").

     The Debt Securities are to be issued under one or more Indentures (as amended or supplemented from time to time, the "Indenture") between the Company and Star Bank, N.A., as trustee (together with any other trustee(s) chosen by the Company, qualified to act as such under the Trust Indenture Act of 1939 and appointed in a supplemental indenture with respect to a particular series, the "Trustee").

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below.
In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

        1. Assuming that the Indenture, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when
               (i) the Indenture and any supplemental indenture in respect of the Debt Securities have been duly executed and delivered, (ii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or
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               instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and
               (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants exercisable for Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          2. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and
               (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          3.   When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock
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         are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock (including any shares of Common Stock issued (i) upon exercise of any Warrants for Common Stock or (ii) upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock) will be validly issued, fully paid and nonassessable.


     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors (and, to the extent required by applicable law, the stockholders of the Company) shall have duly established the terms of such security and duly authorized and approved the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) there are sufficient authorized and unissued shares of Common Stock to satisfy such issuance and to satisfy any exchange or conversion of the securities so issued,
(iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security, (v) there shall not have occurred any change in the Certificate of Incorporation or Bylaws of the Company and (vi) any instrument or agreement, including without limitation, the Indenture, any supplemental indenture and the Warrant Agreement, signed by a party other than the Company shall have been duly authorized and approved and validly executed by such party. We have also assumed that the consideration received by the Company for such securities in any such issuance is lawful consideration and equals or exceeds in value the aggregate par value of the securities issued and that none of the terms of any security to be established subsequent to the date hereof, nor the issuance or delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or its then applicable Certificate of Incorporation or Bylaws, or any restriction imposed by any court or governmental body having jurisdiction over the Company.



     We are members of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                   Very truly yours,

                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
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                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P